SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the review of certain of its benefit plans, on October 30, 2009, Provident New York Bancorp (the “Company”) adopted Amendment No. 3 (the “Pension Plan Amendment”) to the Provident Bank Defined Benefit Pension Plan and Amendment No. 1 (the “ESOP Amendment”) to the Provident Bank Employee Stock Ownership Plan. The Pension Plan Amendment, which is effective as of October 30, 2009, and the ESOP Amendment, which is effective as of October 30, 2009, allow participants to elect to receive distributions of their accrued benefits after attaining age 65 and without regard to whether the participant’s service with the Company has terminated. In addition, as a result of the ESOP Amendment, participants in the Provident Bank Amended and Restated 1995 Supplemental Executive Retirement Plan (the “1995 SERP”) who have reached age 65 will be entitled to make in-service withdrawals of accrued supplemental ESOP benefits under the 1995 SERP. George Strayton, President and Chief Executive Officer, will be immediately eligible to make such withdrawals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: November 3, 2009	By:	/s/ PAUL A. MAISCH
Paul A. Maisch
Executive Vice President and Chief Financial Officer